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                                                                   EXHIBIT 99.1




             NEWS RELEASE                       (STORAGE USA LOGO)
                                             175 Toyota Plaza, Suite 700
                                             Memphis, Tennessee 38103

                                        Contact:     Christopher P. Marr
                                                     Chief Financial Officer
                                                     (901) 252-2000


            STORAGE USA TO CONTINUE DISCUSSIONS WITH SECURITY CAPITAL

MEMPHIS, Tennessee (October 8, 2001) - Storage USA, Inc. (NYSE:SUS) announced today that it has agreed with Security Capital Group Incorporated (NYSE:SCZ) upon the recommendation of the Special Committee of its Board of Directors, to extend the previously announced modification of the standstill restrictions applicable to Security Capital until October 31, 2001. The extension will permit representatives of Security Capital and the Special Committee to continue their discussions concerning Security Capital's intentions relating to its investment in Storage USA.

            Storage USA, Inc. is a fully integrated, self-administered and self-managed real estate investment trust, which is engaged in the management, acquisition, development, construction and franchising of self-storage facilities. As of June 30, 2001, the Company owned, managed and franchised 550 facilities containing 37,207,000 square feet in 32 states and the District of Columbia.

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